                                                                    EXHIBIT 99.8


LIONBRIDGE GAINS PATENTED
LANGUAGE TECHNOLOGY AND
MANAGEMENT EXPERTISE
THROUGH ACQUISITION OF INT'L.COM


- LIONBRIDGE TO INTEGRATE FOREIGNDESK(R)
LANGUAGE MANAGEMENT SOFTWARE
WITH ITS LIONTRACK(TM)
WORKFLOW TECHNOLOGY; ROGER JEANTY
BECOMES LIONBRIDGE PRESIDENT -

WALTHAM, MASS. - MAY 23, 2000 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), a leading provider of multilingual eBusiness services to global IT, telecommunications and financial services companies, today announced that it has completed its acquisition of INT'L.com, a leader in the development and implementation of eCommerce globalization services. The combination of INT'L.com's patented ForeignDesk(R) language management software with Lionbridge's LionTrack(TM) workflow technology will result in a complete solution for creating and maintaining Web-based producTs and databases in multiple languages and cultural formats. Roger Jeanty, INT'L.com founder and CEO, has joined Lionbridge as president and has been appointed to the Lionbridge Board of Directors.

"With his experience and expertise, Roger will make important and strategic contributions to our senior management team," said Rory Cowan, CEO of Lionbridge. "This is undoubtedly the year of global B2B eCommerce, and Lionbridge is now uniquely qualified to address the globalization needs of companies striving to take advantage of the new global economy."

"We are very pleased with the way INT'L.com's technology and industry professionals will be leveraged by their integration into the Lionbridge organization," said Roger Jeanty, Lionbridge president. "Our world-class customer base will see immediate benefits from this transaction, especially those B2B clients engaged in building global, industrial-strength Web solutions for the delivery of their products and content, as well as building relationships with their international suppliers and channel partners."

ABOUT LIONBRIDGE

Lionbridge Technologies, Inc. provides multilingual eBusiness services to the information technology, telecommunications, life sciences and financial services industries. Lionbridge integrates patented language management technology with automated workflow management technology to enable simultaneous worldwide release and maintenance of Web-based products and content. Customers of the combined companies include Bristol Myers Squibb, Cisco Systems, IBM, G.D. Searle, Hewlett Packard, Nokia, Nortel Networks and Sun Microsystems. Based in Waltham, Mass., Lionbridge maintains facilities in Canada, Ireland, The Netherlands, France, Germany, China, Taiwan, South Korea, Japan, Brazil and the United States. To learn more, visit WWW.LIONBRIDGE.COM.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties. Lionbridge's actual experience may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the termination of customer contracts prior to the end of their term; Lionbridge's dependence on clients' product releases to generate revenues; difficulties Lionbridge may encounter in the integration of the operations of INT'L.com and Harvard Translations; the loss of a major client; the size, timing and recognition of revenue from major clients; the impact of foreign currency fluctuations on our operating results; risks associated with management of growth; market acceptance of new service offerings, including Lionbridge's Microsoft Windows certification program; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge's ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its solutions; political, economic and business fluctuations in international markets; as well as risks of downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition, and competitive pricing pressures. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge's Annual Report on Form 10-K and Form S-4 Registration Statement on file with the Securities and Exchange Commission.




                                      -2-